Exhibit (c)
Discussion Materials Prepared for the Board of Directors of: April 27, 2009 This document contains confidential information which has been prepared by Keefe, Bruyette & Woods, Inc. solely for purposes of this presentation. This presentation and the information contained herein should not be copied, summarized or disseminated in any form to any other party without the prior written approval of Keefe, Bruyette & Woods, Inc. The improper dissemination of this presentation and related information may result in violations of Federal Securities Laws. Robert J. Toma, CFA, Vice President rtoma@kbw.com 614.766.8413 Greenville Federal Financial, Corp.

# 5-Year Financial Highlights

| | At or for the year ended, | | | | | Year to Date | '04 - '08 |
|---|---|---|---|---|---|---|---|
| | 6/30/2004 | 6/30/2005 | 6/30/2006 | 6/30/2007 | 6/30/2008 | 3/31/2009 | CAGR |
| **Balance Sheet** | | | | | | | |
| Total Assets ($000s) | 126,322 | 126,048 | 130,708 | 129,708 | 126,126 | 121,521 | -0.8% |
| Total Net Loans ($000s) | 72,597 | 78,189 | 83,452 | 87,413 | 89,851 | 91,723 | 5.0% |
| Deposits ($000s) | 83,957 | 78,898 | 78,782 | 79,633 | 83,697 | 76,229 | -2.0% |
| Borrowings ($000s) | 27,347 | 32,243 | 28,177 | 26,125 | 19,214 | 25,707 | -1.3% |
| Total Equity ($000s) | 13,673 | 13,659 | 22,582 | 22,744 | 21,856 | 18,614 | 6.7% |
| **Profitability** | | | | | | | |
| Net Income ($000s) | (81) | 71 | 535 | 641 | (923) | (3,075) | 115.0% |
| ROAA (%) | (0.06) | 0.06 | 0.41 | 0.49 | (0.72) | (2.48) | |
| ROAE (%) | (0.60) | 0.53 | 3.06 | 2.84 | (4.15) | (15.20) | |
| Net Interest Margin (%) | 2.28 | 2.82 | 3.03 | 3.20 | 3.37 | 3.74 | |
| Efficiency Ratio (%) | 103.2 | 94.7 | 84.2 | 80.6 | 81.8 | 84.8 | |
| Noninterest Inc./Operating Rev (%) | 20.4 | 18.4 | 17.3 | 17.5 | 17.7 | 16.5 | |
| **Balance Sheet Ratios** | | | | | | | |
| Loans/Deposits (%) | 87.0 | 99.9 | 106.7 | 110.5 | 108.1 | 121.1 | |
| Equity/Assets (%) | 10.8 | 10.8 | 17.3 | 17.5 | 17.3 | 15.3 | |
| Tg. Equity/Tg. Assets (%) | 10.8 | 10.8 | 17.3 | 17.5 | 17.3 | 15.3 | |
| **Asset Quality** | | | | | | | |
| NPAs+90/Assets (%) | 0.69 | 0.31 | 0.40 | 0.55 | 1.14 | 0.63 | |
| Reserves/Loans (%) | 0.62 | 0.75 | 0.69 | 0.66 | 0.64 | 0.62 | |
| Reserves/NPLs (%) | 177.43 | 295.00 | 119.14 | 804.17 | 238.93 | 598.38 | |
| NCOs/Avg. Loans (%) | 0.03 | 0.11 | 0.04 | 0.02 | 0.21 | 0.10 | |
| **Per Share Information** | | | | | | | |
| Shares Outstanding (Actual) | NA | NA | 2,298,411 | 2,298,411 | 2,298,411 | 2,298,411 | |
| Book Value per Share ($) | NA | NA | 9.83 | 9.90 | 9.51 | 8.10 | |
| Tg. Book Value per Share ($) | NA | NA | 9.83 | 9.90 | 9.51 | 8.10 | |
| Earnings per Share ($) | NA | NA | NA | 0.29 | (0.42) | (1.38) | |
| Cash Dividends per Share ($) | - | - | 0.07 | 0.28 | 0.28 | 0.21 | |
| **Market Multiples** | | | | | | | |
| Stock Price at End of Period ($) | NA | NA | 9.98 | 9.45 | 7.30 | 3.90 | |
| Price/Book (%) | NA | NA | 101.6 | 95.5 | 76.8 | 48.1 | |
| Price/Tg. Book (%) | NA | NA | 101.6 | 95.5 | 76.8 | 48.1 | |
| Price/EPS (%) | NA | NA | NA | 32.6 | NM | NM | |

Source: SNL Securities, LC

KBW

1

2 Stock Price Performance Since IPO 0 20 40 60 80 100 120 140 1/5/06 1/26/06 2/15/06 3/8/06 3/28/06 4/18/06 5/8/06 5/26/06 6/16/06 7/7/06 7/27/06 8/16/06 9/6/06 9/26/06 10/16/06 11/3/06 11/24/06 12/14/06 1/8/07 1/29/07 2/16/07 3/9/07 3/29/07 4/19/07 5/9/07 5/30/07 6/19/07 7/10/07 7/30/07 8/17/07 9/7/07 9/27/07 10/17/07 11/6/07 11/27/07 12/17/07 1/8/08 1/29/08 2/19/08 3/10/08 3/31/08 4/18/08 5/8/08 5/29/08 6/18/08 7/9/08 7/29/08 8/18/08 9/8/08 9/26/08 10/16/08 11/5/08 11/25/08 12/16/08 1/7/09 1/28/09 2/18/09 3/10/09 3/30/09 4/20/09 Relative Value — 3/4/08=100 SNL Thrift SNL Thrift MHCs S&P 500 GVFF -67.1% -33.1% -61.0% -1.8%

3 Shareholder Analysis Insider positions taken from public filings. Registered shareholder information provided by GVFF. Number of Shares % Public Holders Held Shares Insider Ownership David M. Kepler 31,799 3.07% David R. Wolverton 22,000 2.13% Eunice F. Steinbrecher 17,000 1.64% David T. Feltman 15,136 1.46% George S. Luce Jr. 12,000 1.16% James W. Ward 12,000 1.16% Susan J. Allread 9,200 0.89% Richard John O’Brien 7,000 0.68% Sub-total Insiders 126,135 12.20% ESOP 63,068 6.10% Total Inside Ownership 189,203 18.29% Registered Shareholders with: Less than 100 shares 210 5,487 0.53% 101 — 500 shares 76 24,562 2.37% 501 — 1,000 shares 43 15,540 1.50% 1,001 — 2,000 shares 7 22,488 2.17% 2,001 — 5,000 shares 20 46,140 4.46% 5,001 — 10,000 shares 9 53,036 5.13% Greater than 10,000 shares 8 175,400 16.96% Total Registered Shareholders 373 342,653 33.13% Shares in Street Name (assumes 50 brokers) 50 628,564 60.77% Total including ESOP 374 1,034,285 100.00%

4 Comparable Publicly Traded Midwest MHCs Criteria: Publicly traded mutual holding companies in the Midwest with assets less than $400 million Company Information Financial Data Valuation/Price Performance Asset Quality Tangible Price/ Price 1-Year Total Equity/ MRQ Core Eff. Tang. FC Tg. LTM Qtr. Price NPLs/ NPAs/ Assets Assets ROAA ROAE NIM Ratio Book Book Book EPS EPS Change Loans Assets NPLs Loans Institution Name (Ticker) ($MM) (%) (%) (%) (%) (%) (%) (%) (%) (x) (x) (%) (%) (%) (%) (%) 1 United Community Bancorp (MHC) — (UCBA) 373.2 14.9 0.33 2.27 3.28 75.2 88.5 88.5 61.5 NM 51.9 (33.7) 1.93 2.31 64.53 1.25 2 LaPorte Bancorp, Inc. (MHC) — (LPSB) 368.6 10.2 0.13 1.06 3.05 81.6 47.9 60.7 47.6 NM 59.4 (25.9) 3.03 2.08 37.21 1.13 3 Cheviot Financial Corp. (MHC) — (CHEV) 332.0 20.6 0.52 2.55 3.31 69.8 95.1 95.1 63.8 45.7 36.6 (5.8) 0.69 0.88 38.41 0.26 4 Jacksonville Bancorp, Inc. (MHC) — (JXSB) 297.8 7.3 0.63 7.63 3.42 70.4 NA NA 63.4 11.9 9.6 (11.5) NA NA NA NA 5 Kentucky First Federal Bancorp (MHC) — (KFFB) 239.9 19.5 0.58 2.38 3.00 67.2 140.4 188.0 96.5 61.7 52.5 3.8 NA NA NA 0.36 6 AJS Bancorp, Inc. (MHC) — (AJSB) 237.7 11.7 0.30 2.64 2.70 83.8 109.6 109.6 70.3 NM 19.7 (30.2) 3.88 NA 49.85 1.93 7 Equitable Financial Corp. (MHC) — (EQFC) 210.0 8.2 (1.00) (11.85) 2.93 101.6 92.0 92.0 63.9 NM NM (44.1) 1.12 0.94 81.81 0.92 8 Ottawa Savings Bancorp, Inc. (MHC) — (OTTW) 205.9 10.6 (0.57) (5.44) 2.82 55.2 90.0 90.0 62.7 40.2 NM (22.9) 3.29 2.57 30.82 1.02 9 Mid-Southern Savings Bank, FSB (MHC) — (MSVB) 176.9 10.6 0.68 6.47 2.60 63.5 64.8 64.8 46.8 9.5 10.3 (32.4) 0.17 0.18 142.64 0.24 10 Ben Franklin Financial, Inc. (MHC) — (BFFI) 124.2 12.4 (0.19) (1.44) 2.60 105.8 70.6 70.6 53.2 NM NM (42.1) 3.10 2.77 17.05 0.53 11 Sugar Creek Financial Corp. (MHC) — (SUGR) 92.8 10.0 0.28 2.85 2.65 77.1 82.9 82.9 59.8 26.6 26.6 (7.1) 1.77 2.03 11.26 0.20 12 Webster City Federal Bancorp (MHC) — (WCFB) 92.0 16.0 0.44 2.72 3.05 65.8 183.2 184.1 86.9 NM NM (20.9) NA NA NA NA 13 Mutual Federal Bancorp, Inc. (MHC) — (MFDB) 71.2 34.8 (2.15) (6.17) 4.04 101.9 110.5 110.5 66.0 NM NM (31.3) 5.60 4.48 43.58 2.44 Minimum: 71.2 7.3 (2.15) (11.85) 2.60 55.2 47.9 60.7 46.79 9.5 9.6 (44.1) 0.17 0.18 11.26 0.20 Median: 210.0 11.7 0.30 2.38 3.00 75.2 91.0 91.0 63.4 33.4 31.6 (25.9) 2.48 2.08 41.00 0.92 Maximum 373.2 34.8 0.68 7.63 4.04 105.8 183.2 188.0 96.46 61.7 59.4 3.8 5.60 4.48 142.64 2.44 Greenville Federal Financial Corp (MHC) — (GVFF) 212.5 15.3 0.36 2.29 3.86 85.4 48.1 48.1 39.4 NM NM (33.3) 0.10 0.63 598.4 0.62 Percentile Rank 54 69 62 46 92 23 8 — - NA NA 23 100 89 100 45 3.88 $4.92 $4.83 $ Valuation Implied by Peers: 7.37 $7.37 $7.26 $ 14.84 $15.23 $14.36 $ Source: SNL Financial, LC Reserves to Pricing as of 4/22/09

5 Dividend Discount Model: Assumptions Fully converted book value = ((Current Market Value x MHC Shares x 0.84) + Current Equity) Shares Outstanding
Budget projections are based on management estimates through 2011
— Assumes net income grows at an annual rate of 10% for 2012 through 2014
Assumes quarterly cash dividends remain flat at $0.07 per share Discount Rate based on GVFF’s Weighted Average Cost of Capital of 11.31% Terminal Cash Flow Based on a 63.4% Price to Fully Converted Book Value
Ratio — Based on Comparable Peers

6 Weighted Average Cost of Capital Calculation Weighted Average Cost of Capital Calculation Formulas: Weighted Average Cost of Capital: Source: Capital Asset Pricing Model (CAPM): R(m) Expected Market Return 11.271% Equity EQRP, Bloomberg, 4/24/2009 R(f) Risk Free Rate 2.972% 10-Year T-Bill R(m) — R(f) Market Risk Premium 8.299% SP Size Premium 5.820% Micro Capitalization Equity Size Premium, (Capitalization below $363.5 million), 2008 Ibbotson Risk Premia Over Time Report B(u) Beta 0.303x vs S&P 500 (1/10/2006 through 4/17/2009) K(e) = B(u)*[R(m)-R(f)]+R(f)+SP K(e) Cost of Equity 11.31%

7 Dividend Discount Model Fully converted book value = ((Current Market Value x MHC Shares x 0.84) + Current Equity) Shares Outstanding Dividend Discount Model 9 Mos End 3 Mos End 3/31/2009 6/30/2009 6/30/2010 6/30/2011 6/30/2012 6/30/2013 6/30/2014 CAGR Financial Projections Assets 121,521 122,854 125,342 128,202 132,048 136,010 140,090 2.7% Tangible Equity ($000s)... 18,614 18,662 18,861 19,178 19,557 20,001 20,520 1.9% MHC Shares Outstanding. 1,264,126 1,264,126 1,264,126 1,264,126 1,264,126 1,264,126 1,264,126 Total Shares Outstanding 2,298,411 2,298,411 2,298,411 2,298,411 2,298,411 2,298,411 2,298,411 FC TBV per Share. 9.90 $11.48 $11.61 $11.80 $12.03 $12.31 $12.63 $1.9% Assumed Price / FC TBV per Share... 39.4% 63.4% 63.4% 63.4% 63.4% 63.4% 63.4% Implied Stock Price... 3.90 $7.28 $7.36 $7.48 $7.63 $7.80 $8.00 $1.9% Cash Flows to Minority Shareholders Cash Dividends Paid... — $0.07 $0.28 $0.28 $0.28 $0.28 $0.28 $ Terminal Stock Price — $ — $ — $ — $ — $ — $8.00 $ Cash Flows to Shareholders — $0.07 $0.28 $0.28 $0.28 $0.28 $8.28 $ ROAA. 0.10% 0.39% 0.48% 0.51% 0.55% 0.59% EPS... 0.05 $0.21 $0.26 $0.29 $0.32 $0.35 $ Dividend Payout Ratio.... 60% 59% 48% 43% 39% 36% Net Present Value ($MMs) 7.1 Net Present Value per Public Share 5.63 $ Assumptions Sensitivity Analysis Current Stock Price 3.90 Discount Rate 11.31% $5.63 50.0% 60.0% 63.4% 70.0% 75.0% Asset Growth Rate 3.0% 9.00% 4.83 5.85 6.23 7.01 7.65 Net Income Growth 10.0% 10.00% 4.62 5.60 5.96 6.70 7.32 11.31% 4.38 5.29 5.63 6.33 6.91 12.00% 4.25 5.14 5.46 6.14 6.70 13.00% 4.08 4.92 5.24 5.89 6.42 Projected Years Terminal Fully-converted Tangible Book Value Ratio Discount Rate

8 Valuation Summary: Publicly Traded MHC
We weight the peer group analysis and the dividend discount model equally because mutual holding company stocks are highly dependent on the equity market pricing for second step transactions
Both analyses are based on the market price to fully converted book value of MHC stocks Implied Price Weighted Methodology Per Share Weight Average Peer Group Analysis $7.26 50.0% $3.63 Dividend Discount Model $5.63 50.0% $2.81 GVFF Weighted Average Public Share Valuation Per Public Share $6.44 Aggregate (Millions) $6,665

9 $5.63 $7.37 $7.37 $7.26 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 $7.50 $8.00 $8.50 $9.00 $9.50 $10.00 $10.50 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 $14.00 $14.50 $15.00 DDM P/FCTBV P/TB P/B Triangulation of Value Implied Pricing of Comp Group Median $7.50 $5.50

10 Sensitivity Analysis 19.3% 20% Tender Price Premium Over CMV Price/FC Tg. Book 200,000 Shares 206,857 Shares 5.50 $41.0% 51.7% 1,100 1,138 5.75 $47.4% 53.5% 1,150 1,189 6.00 $53.8% 55.2% 1,200 1,241 6.25 $60.3% 56.9% 1,250 1,293 6.50 $66.7% 58.5% 1,300 1,345 6.75 $73.1% 60.2% 1,350 1,396 7.00 $79.5% 61.8% 1,400 1,448 7.50 $92.3% 64.9% 1,500 1,551 Total Cost ($000s)

Sample Tender Analysis: 200,000 shares at $6.50/share
Assumptions
Buyback Assumptions Percent Buyback 19.3% Shares Repurchased 200,000 Repurchase Price $6.50 Savings from Deregistration ($000s) 147
Misc Average Assets 121,439 Average Equity 18,830 Cost of Cash (pre-tax) 4.00% Marginal Tax Rate 35.00%
Financial Statement Impact GVFF 19.3%
3/31/2009 + Buyback = Pro Forma
Total Assets 121,521 (1,300) 120,221 Total Liabilities 102,907 102,907 Total Equity 18,614 (1,300) 17,314
Est 2010 Net Income 489 62 551
Core ROAA 0.40% 0.45% Core ROAE 2.60% 2.92%
Share Analysis & Market Overview GVFF Shay 19.3% 3/31/2009 Writedown + Buyback = Pro Forma
MHC Shares 1,264,126 1,264,126 Public Shares 1,034,285 (200,000) 834,285 Total Primary Shares 2,298,411 (200,000) 2,098,411 Dilutive Effect of Options — - -
Diluted Shares 2,298,411 (200,000) 2,098,411
Average Diluted Shares 2,224,471 (200,000) 2,024,471
MHC Percentage 55.0% 60.2%
TBV/Share $8.10 $8.25 FC TBV/Share $9.90 $10.22
Accretion/(Dilution) 3.27%
Diluted EPS $0.22 $0.27
Accretion/(Dilution) 23.8%
Price as of 04/22/2009 $3.90 $3.90 Price/TBV 48.2% 47.3%
Price/FC Tangible BV 39.4% 38.1% 2nd Step Exchange Ratio (85% of TBV) 1.134 1.231 Accretion/(Dilution) 8.57% Implied Price per Share $3.90 $4.03 Accretion/(Dilution) $0.04
Price/EPS 17.7x 14.3x
Pro Forma Capitalization GVFF 19.3%
3/31/2009 + Buyback = Pro Forma
Tangible Capital 18,614 (1,300) 17,314 Tier I Capital (Bank Level) 10,251 10,251 Total Capital (Bank Level) 10,708 10,708 Risked Based Assets (Bank Level) 70,068 (260) 69,808 Lev Ratio Assets (Bank Level) 121,494 (1,300) 120,194 Holding Company Cash 7,553 (1,300) 6,253
Tg. Equity / Tg. Assets 15.32% 14.40%
Tier 1 Capital Ratio — Bank 8.44% 8.53% Tier 1 Capital Ratio - Potential 13.80% 13.73%
Tier 1 RBC Ratio — Bank 14.63% 14.68% Tier 1 RBC Ratio - Potential 24.87% 23.64%
Total RBC Ratio — Bank 15.28% 15.34% Total RBC Ratio - Potential 25.51% 24.30%
Potential ratios reflect HC capital Assumes liquidated assets have a 20% risk weighting

Sample Tender Analysis: 200,000 shares at $7.50/share
Assumptions
Buyback Assumptions Percent Buyback 19.3% Shares Repurchased 200,000 Repurchase Price $7.50 Savings from Deregistration ($000s) 147
Misc Average Assets 121,439 Average Equity 18,830 Cost of Cash (pre-tax) 4.00% Marginal Tax Rate 35.00%
Financial Statement Impact GVFF 19.3%
3/31/2009 + Buyback = Pro Forma
Total Assets 121,521 (1,500) 120,021 Total Liabilities 102,907 102,907 Total Equity 18,614 (1,500) 17,114
Est 2010 Net Income 489 57 546
Core ROAA 0.40% 0.45% Core ROAE 2.60% 2.90%
Share Analysis & Market Overview GVFF Shay 19.3% 3/31/2009 Writedown + Buyback = Pro Forma
MHC Shares 1,264,126 1,264,126 Public Shares 1,034,285 (200,000) 834,285 Total Primary Shares 2,298,411 (200,000) 2,098,411 Dilutive Effect of Options — - -
Diluted Shares 2,298,411 (200,000) 2,098,411
Average Diluted Shares 2,224,471 (200,000) 2,024,471
MHC Percentage 55.0% 60.2%
TBV/Share $8.10 $8.16 FC TBV/Share $9.90 $10.13
Accretion/(Dilution) 2.31%
Diluted EPS $0.22 $0.27
Accretion/(Dilution) 22.6%
Price as of 04/22/2009 $3.90 $3.90 Price/TBV 48.2% 47.8%
Price/FC Tangible BV 39.4% 38.5% 2nd Step Exchange Ratio (85% of TBV) 1.134 1.216 Accretion/(Dilution) 7.32% Implied Price per Share $3.90 $3.99 Accretion/(Dilution) $0.03
Price/EPS 17.7x 14.5x
Pro Forma Capitalization GVFF 19.3%
3/31/2009 + Buyback = Pro Forma
Tangible Capital 18,614 (1,500) 17,114 Tier I Capital (Bank Level) 10,251 10,251 Total Capital (Bank Level) 10,708 10,708 Risked Based Assets (Bank Level) 70,068 (300) 69,768 Lev Ratio Assets (Bank Level) 121,494 (1,500) 119,994 Holding Company Cash 7,553 (1,500) 6,053
Tg. Equity / Tg. Assets 15.32% 14.26%
Tier 1 Capital Ratio — Bank 8.44% 8.54% Tier 1 Capital Ratio - Potential 13.80% 13.59%
Tier 1 RBC Ratio — Bank 14.63% 14.69% Tier 1 RBC Ratio - Potential 24.87% 23.37%
Total RBC Ratio — Bank 15.28% 15.35% Total RBC Ratio - Potential 25.51% 24.02%
Potential ratios reflect HC capital Assumes liquidated assets have a 20% risk weighting

13 Sensitivity Analysis FCTBV/ Share EPS Tg. Equity/ Tg. Assets Bank Level Potential Bank Level Potential Bank Level Potential 5.50 $4.24% 24.9% 14.54% 8.51% 13.87% 14.68% 23.91% 15.33% 24.57% 5.75 $4.00% 24.6% 14.51% 8.52% 13.84% 14.68% 23.85% 15.33% 24.50% 6.00 $3.75% 24.3% 14.47% 8.52% 13.80% 14.68% 23.78% 15.33% 24.43% 6.25 $3.51% 24.0% 14.44% 8.52% 13.77% 14.68% 23.71% 15.34% 24.36% 6.50 $3.27% 23.8% 14.40% 8.53% 13.73% 14.68% 23.64% 15.34% 24.30% 6.75 $3.03% 23.5% 14.37% 8.53% 13.70% 14.69% 23.57% 15.34% 24.23% 7.00 $2.79% 23.2% 14.33% 8.54% 13.66% 14.69% 23.50% 15.34% 24.16% 7.25 $2.55% 22.9% 14.29% 8.54% 13.62% 14.69% 23.44% 15.35% 24.09% 7.50 $2.31% 22.6% 14.26% 8.54% 13.59% 14.69% 23.37% 15.35% 24.02% Price Paid per Share Accretion/Dilution Tier 1 Capital Total RBC Tier 1 RBC

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